Exhibit 99.1
Freddie Mac Reports Net Income of $1.3 Billion for Third Quarter 2022

Making Home Possible for 542,000 Households in Third Quarter 2022
•Financed 392,000 mortgages, with 56% of eligible loans being affordable to low- to moderate-income families, and enabled 130,000 first-time homebuyers to purchase a home
•Financed 150,000 rental units, with 96% of eligible units being affordable to low- to moderate-income families

Third Quarter 2022 Financial Results

Market Liquidity Provided - $135 Billion	Homes and Rental Units Financed - 542,000	Net Worth - $35.2 Billion	Total Mortgage Portfolio - $3.4 Trillion

Consolidated
•Net income of $1.3 billion, a decrease of 55% year-over-year, primarily driven by a credit reserve build in Single-Family
•Net revenues of $5.2 billion, a decrease of 1% year-over-year, as higher net interest income in Single-Family was offset by a decline in non-interest income in Multifamily
•Provision for credit losses of $1.8 billion, primarily driven by deterioration in housing market conditions, including lower observed and forecasted house price appreciation
•New business activity of $121 billion, down 60% year-over-year, as refinance activity slowed significantly due to rising mortgage interest rates
•Mortgage portfolio of $3.0 trillion, up 11% year-over-year, driven by an increase in average portfolio loan size and a higher share of single-family mortgage debt outstanding
•Serious delinquency rate of 0.67%, down from 1.46% at September 30, 2021, driven by the decline of loans in forbearance
•Completed approximately 28,000 loan workouts
•61% of mortgage portfolio covered by credit enhancements
•New business activity of $14 billion, down 22% year-over-year, due to rising interest rates and increased competition
•Mortgage portfolio of $416 billion, up 3% year-over-year, as new business activities were partially offset by borrower prepayments
•Delinquency rate of 0.13%, up from 0.12% at September 30, 2021
•95% of mortgage portfolio covered by credit enhancements

“In a dynamic economic environment, Freddie Mac continued to provide much-needed liquidity, stability, and affordability to the housing finance system. We earned quarterly net income of $1.3 billion and added to the capital that supports our mission. With our focus on risk management, we are actively managing the company to support homebuyers, renters, and the housing market throughout the economic cycle.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.2 Billion Net Income $1.3 Billion Comprehensive Income $1.1 Billion

Single-Family

Net Revenues $4.4 Billion Net Income $0.8 Billion Comprehensive Income $0.8 Billion

Multifamily

Net Revenues $0.8 Billion Net Income $0.5 Billion Comprehensive Income $0.3 Billion

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $1.3 billion for the third quarter of 2022, a decrease of 55% year-over-year, primarily driven by a credit reserve build in Single-Family.
Net revenues were $5.2 billion, down 1% year-over-year, as higher net interest income in Single-Family was offset by a decline in non-interest income in Multifamily. Net interest income was $4.6 billion, up 3% year-over-year, as continued mortgage portfolio growth and higher average portfolio guarantee fee rates were partially offset by lower deferred fee income, which was driven by slower prepayments as a result of higher mortgage interest rates. Non-interest income decreased 24% year-over year to $0.6 billion, primarily driven by lower guarantee income and a decrease in net investment gains in Multifamily.
Provision for credit losses was $1.8 billion for the third quarter of 2022, primarily driven by deterioration in housing market conditions, including lower observed and forecasted house price appreciation. The benefit for credit losses of $0.2 billion in the third quarter of 2021 was primarily driven by observed house price appreciation and reduced expected credit losses related to COVID-19.
Non-interest expense was $1.8 billion, down 1% year-over-year, primarily driven by a benefit for credit enhancement recoveries due to the corresponding increase in the provision for credit losses. This decrease was partially offset by higher credit enhancement expense as a result of a higher volume of outstanding credit risk transfer transactions and higher spreads on recent transactions.
Summary of Consolidated Results of Operations

(Dollars in millions)	3Q 2022	2Q 2022	Change	3Q 2021	Change
Net interest income	$4,554	$4,759	($205)	$4,418	$136
Non-interest income	627	645	(18)	829	(202)
Net revenues	5,181	5,404	(223)	5,247	(66)
Benefit (provision) for credit losses	(1,796)	(307)	(1,489)	243	(2,039)
Non-interest expense	(1,825)	(2,020)	195	(1,844)	19
Income (loss) before income tax (expense) benefit	1,560	3,077	(1,517)	3,646	(2,086)
Income tax (expense) benefit	(247)	(624)	377	(727)	480
Net income (loss)	1,313	2,453	(1,140)	2,919	(1,606)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(181)	(66)	(115)	(10)	(171)
Comprehensive income (loss)	$1,132	$2,387	($1,255)	$2,909	($1,777)

Conservatorship metrics (in millions)
Net worth	$35,230	$34,098	$1,132	$25,311	$9,919
Senior preferred stock liquidation preference	106,746	104,359	2,387	95,050	11,696
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2022	2Q 2022	Change	3Q 2021	Change
Net interest income	$4,363	$4,535	($172)	$4,080	$283
Non-interest income	58	336	(278)	(119)	177
Net revenues	4,421	4,871	(450)	3,961	460
Benefit (provision) for credit losses	(1,784)	(298)	(1,486)	244	(2,028)
Non-interest expense	(1,653)	(1,854)	201	(1,672)	19
Income (loss) before income tax (expense) benefit	984	2,719	(1,735)	2,533	(1,549)
Income tax (expense) benefit	(141)	(551)	410	(505)	364
Net income (loss)	843	2,168	(1,325)	2,028	(1,185)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(39)	5	(44)	18	(57)
Comprehensive income (loss)	$804	$2,173	($1,369)	$2,046	($1,242)
Key Drivers
Net income decreased year-over-year, mainly driven by:
•A provision for credit losses for the third quarter of 2022, primarily driven by deterioration in housing market conditions, including lower observed and forecasted house price appreciation. The benefit for credit losses in the third quarter of 2021 was primarily driven by observed house price appreciation and reduced expected credit losses related to COVID-19.
•Higher net interest income primarily due to continued mortgage portfolio growth and higher average portfolio guarantee fee rates. This increase was partially offset by lower deferred fee income, which was driven by slower prepayments as a result of higher mortgage interest rates.

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	3Q 2022	2Q 2022	Change	3Q 2021	Change
New Business Statistics:
Single-Family homes funded (in thousands)	392	468	(76)	1,027	(635)
Purchase borrowers (in thousands)	297	263	34	415	(118)
Refinance borrowers (in thousands)	95	205	(110)	612	(517)
Affordable to low- to moderate-income families (%)(1)	56	61	(5)	52	4
First-time homebuyers (%)(2)	49	49	—	46	3
Average guarantee fee rate charged (bps)	54	52	2	48	6
Weighted average original loan-to-value (LTV) (%)	78	75	3	72	6
Weighted average original credit score	747	744	3	750	(3)
UPB covered by new CRT issuance (in billions)	$136	$151	($15)	$167	($31)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	48	47	1	46	2
Weighted average current LTV (%)	53	52	1	55	(2)
Weighted average current credit score	756	756	—	756	—
Loan count (in millions)	13.6	13.5	0.1	12.8	0.8
Credit-Related Statistics:
Loan workout activity (in thousands)	28	37	(9)	73	(45)
Credit enhancement coverage (%)	61	59	2	50	11
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
Business Highlights
•The company provided funding for 392,000 single-family homes, 297,000 of which were purchase loans, as refinance activity slowed significantly due to higher mortgage interest rates. First-time homebuyers represented 49% of new single-family home purchase loans.
•Single-Family loan workout activity decreased to 28,000 from 73,000 in the third quarter of 2021, as the overall forbearance population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 61% from 50% in the third quarter of 2021, primarily due to the new business activity included in credit risk transfer (CRT) transactions.

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2022	2Q 2022	Change	3Q 2021	Change
Net interest income	$191	$224	($33)	$338	($147)
Non-interest income	569	309	260	948	(379)
Net revenues	760	533	227	1,286	(526)
Benefit (provision) for credit losses	(12)	(9)	(3)	(1)	(11)
Non-interest expense	(172)	(166)	(6)	(172)	—
Income (loss) before income tax (expense) benefit	576	358	218	1,113	(537)
Income tax (expense) benefit	(106)	(73)	(33)	(222)	116
Net income (loss)	470	285	185	891	(421)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(142)	(71)	(71)	(28)	(114)
Comprehensive income (loss)	$328	$214	$114	$863	($535)
Key Drivers
Net income decreased year-over-year, mainly driven by lower non-interest income from:
•Lower guarantee income due to fair value losses on guarantee assets as a result of higher interest rates.
•Lower net investment gains due to spread widening and lower margins on new loan purchases and securitizations, partially offset by gains from interest-rate risk management activities.

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	3Q 2022	2Q 2022	Change	3Q 2021	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	150	148	2	161	(11)
Affordable to low-income families (%)(2)	75	80	(5)	68	7
Affordable to low- to moderate-income families (%)(3)	96	97	(1)	94	2
Weighted average original LTV (%)	59	63	(4)	67	(8)
Weighted average original debt service coverage ratio	1.31	1.33	(0.02)	1.35	(0.04)
UPB covered by new CRT issuance (in billions)	$11	$21	($10)	$18	($7)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	43	43	—	42	1
Unit count (in thousands)	4,523	4,562	(39)	4,624	(101)
Credit-Related Statistics:
Credit enhancement coverage (%)	95	96	(1)	94	1
(1) 2Q 2022 data revised to reflect updated information.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
Business Highlights
•The company provided financing for 150,000 multifamily rental units. 75% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased slightly year-over-year and also increased quarter-over-quarter. The quarter-over-quarter increase was primarily due to delinquencies related to two loan pools having a common sponsor. The loans in these two pools are included in K Certificates with subordination.
•The UPB of mortgage loans covered by CRT transactions decreased primarily due to no issuances of Structured Credit Risk Trust note transactions during the third quarter of 2022.
•While the mortgage portfolio increased year-over-year, total portfolio unit count decreased, primarily driven by the impact of portfolio payoffs and higher average per unit costs of newly financed multifamily properties as a result of property price appreciation.

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at September 30, 2022.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in September 2022. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $106.7 billion on September 30, 2022 based on the increase in the Net Worth Amount during the second quarter of 2022, and will increase to $107.9 billion on December 31, 2022 based on the increase in the Net Worth Amount during the third quarter of 2022.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the company’s Third Quarter 2022 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on November 8, 2022 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/navm6y6a. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Laurie Garthune (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the effects of natural disasters, other catastrophic events, including the effects of the COVID-19 pandemic, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, uncertainty about the duration, severity, and effects of the COVID-19 pandemic and actions taken in response thereto, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2021,

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

FREDDIE MAC
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(In millions, except share-related amounts)	3Q 2022	2Q 2022	3Q 2021
Net interest income
Interest income	$21,894	$20,008	$15,791
Interest expense	(17,340)	(15,249)	(11,373)
Net interest income	4,554	4,759	4,418
Non-interest income (loss)
Guarantee income	125	205	246
Investment gains (losses), net	415	321	383
Other income (loss)	87	119	200
Non-interest income (loss)	627	645	829
Net revenues	5,181	5,404	5,247
Benefit (provision) for credit losses	(1,796)	(307)	243
Non-interest expense
Salaries and employee benefits	(387)	(376)	(352)
Credit enhancement expense	(542)	(558)	(386)
Benefit for (decrease in) credit enhancement recoveries	210	(1)	(60)
Legislative assessments expense	(753)	(748)	(734)
Other expense	(353)	(337)	(312)
Non-interest expense	(1,825)	(2,020)	(1,844)
Income (loss) before income tax (expense) benefit	1,560	3,077	3,646
Income tax (expense) benefit	(247)	(624)	(727)
Net income (loss)	1,313	2,453	2,919
Other comprehensive income (loss), net of taxes and reclassification adjustments	(181)	(66)	(10)
Comprehensive income (loss)	$1,132	$2,387	$2,909
Net income (loss)	$1,313	$2,453	$2,919
Future increase in senior preferred stock liquidation preference	(1,132)	(2,387)	(2,909)
Net income (loss) attributable to common stockholders	$181	$66	$10
Net income (loss) per common share	$0.06	$0.02	$0.00
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac Third Quarter 2022 Financial Results
November 8, 2022

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(In millions, except share-related amounts)	2022	2021
Assets
Cash and cash equivalents (includes $773 and $1,695 of restricted cash and cash equivalents)	$5,691	$10,150
Securities purchased under agreements to resell	97,643	71,203
Investment securities, at fair value	43,270	53,015
Mortgage loans held-for-sale (includes $3,542 and $10,498 at fair value)	9,365	19,778
Mortgage loans held-for-investment (net of allowance for credit losses of $6,851 and $4,947)	2,998,008	2,828,331
Accrued interest receivable, net	8,201	7,474
Deferred tax assets, net	5,561	6,214
Other assets (includes $6,008 and $6,594 at fair value)	22,917	29,421
Total assets	$3,190,656	$3,025,586
Liabilities and equity
Liabilities
Accrued interest payable	$6,915	$6,268
Debt (includes $4,252 and $2,478 at fair value)	3,137,222	2,980,185
Other liabilities (includes $961 and $287 at fair value)	11,289	11,100
Total liabilities	3,155,426	2,997,553
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $106,746 and $97,959)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings (accumulated deficit)	(47,429)	(54,993)
AOCI, net of taxes, related to:
Available-for-sale securities	(77)	297
Other	(136)	(143)
Total AOCI, net of taxes	(213)	154
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	35,230	28,033
Total liabilities and equity	$3,190,656	$3,025,586
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	September 30,	December 31,
(In millions)	2022	2021
Assets:
Cash and cash equivalents (includes $677 and $1,595 of restricted cash and cash equivalents)	$678	$1,596
Securities purchased under agreements to resell	15,500	34,000
Investment securities, at fair value	309	420
Mortgage loans held-for-investment, net	2,956,534	2,784,626
Accrued interest receivable, net	7,721	7,019
Other assets	6,439	11,265
Total assets of consolidated VIEs	$2,987,181	$2,838,926
Liabilities:
Accrued interest payable	$6,449	$5,823
Debt	2,973,973	2,803,054
Total liabilities of consolidated VIEs	$2,980,422	$2,808,877